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                  [LETTERHEAD OF JUPITER COMMUNICATIONS, LLC]

                                                                    EXHIBIT 23.3

July 30, 1999

Jack Hidary
Earth Web Inc.

The Undersigned consents to the references to the Undersigned included in the Registration Statement on Form S-1 of Earth Web Inc. and any amendment thereto.

Sincerely,

/s/ Marla Kammer
----------------------
By: Marla Kammer
    Director of Production
    Jupiter Communications